UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 22, 2020

 WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Financing Agreement

On December 22, 2020, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”) entered into a financing agreement (the “Financing Agreement”) by and among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors (together with the Company, the “Loan Parties”), the lenders from time to time party thereto, and Powerscourt Investments XXII, LP, as administrative agent and collateral agent. Powerscourt Investments XXII, LP is an affiliate of certain funds managed by Waterfall Asset Management, LLC, an SEC-registered investment adviser focused on structured credit and loans with approximately $9.4 billion in assets under management, as of December 1, 2020.

The Financing Agreement provides a term loan in the aggregate principal amount of $25.0 million (the “Loan”). The proceeds of the Loan will be used (i) to payoff the Company’s existing indebtedness with KeyBank National Association, (ii) to redeem certain shares of the Company’s 8.75% Series D Cumulative Convertible Preferred Stock, and (iii) to pay fees and expenses in connection with the transactions contemplated by the Financing Agreement. Subject to the terms of the Financing Agreement, the Loan bears interest at a rate per annum equal to 13.50%.

The obligations of the Company under the Financing Agreement are secured by liens on the Company’s equity interests in Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”) and on certain assets of certain of the Company’s subsidiaries, including mortgages on the Collateral Properties (as such term is defined in the Financing Agreement).

The Loan has a maturity date of March 31, 2023. The Company will be required to make a mandatory prepayment of the outstanding principal of the Loan under certain circumstances and in accordance with certain terms of the Financing Agreement, and will have the option to terminate the Financing Agreement by prepaying all of the obligations under the Loan then outstanding, subject to a prepayment premium, which shall be calculated as the product of (a) the aggregate principal amount of the applicable prepayment of the Loan, (b) the applicable interest rate, and (c) a fraction, the numerator of which is the number of days from the date such prepayment premium is triggered to March 31, 2023 and the denominator of which is 360. Under the terms of the Financing Agreement, the Company does not have the option to make partial prepayments of the Loan.

The Financing Agreement contains customary representations and warranties. The Financing Agreement also contains covenants that restrict, among other things the ability of the Company and its subsidiaries to create liens, incur indebtedness, make certain investments, merge or consolidate, dispose of assets, pay certain dividends and make certain other restricted payments or certain equity issuances, change the nature of their businesses, enter into certain transactions with affiliates and change their governing documents.

The Financing Agreement also contains customary events of default, including nonpayment of principal and other amounts when due; breach of covenants; inaccuracy of representations and warranties; nonpayment of any Indebtedness of any Loan Party or any of its subsidiaries above certain aggregate thresholds; certain bankruptcy or insolvency events; material judgments against any Loan Party; certain ERISA matters; actual or asserted invalidity of any loan document; a change of control; the occurrence of an event resulting in a Material Adverse Effect and the failure of certain key individuals to continue to be employed by the Company.

The foregoing summary of the Financing Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Warrant

Pursuant to the Financing Agreement and concurrently with the execution of the Registration Rights Agreement (described below), the Company issued to Powerscourt Investments XXII, LP a warrant (the “Warrant”) to purchase 496,415 shares of common stock of the Company, $0.01 par value per share (the “Common Stock” or “Registrable Securities”) for $3.12 per share. The Warrant is exercisable at the option of its holder in whole or in part into shares of Common Stock from time to time on or after December 22, 2020 (the “Effective Date”) and before the date that is the 36-month anniversary of the Effective Date.

The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Financing Agreement, the Company entered into a registration rights agreement with Powerscourt Investments XXII, LP, dated as of December 22, 2020 (the “Registration Rights Agreement”), pursuant to which the Company shall use commercially reasonable efforts to qualify and to remain qualified to register the resale of the Registrable Securities on a Registration Statement on Form S-3 after paying all dividends on its outstanding shares of preferred stock for which it had not been paying such dividends and shall promptly notify the holders in writing upon the Company becoming so qualified. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On December 22, 2020, the Company, in its capacity as general partner of the Operating Partnership, entered into an amendment (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 16, 2012 (the “Partnership Agreement”). The Amendment amends the Partnership Agreement by providing that the Company may pledge all or any part of its equity interests in the Operating Partnership as security for its obligations under the Financing Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference the full text of such amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*	Financing Agreement dated December 22, 2020, by and among the Company, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Powerscourt Investments XXII, LP, as administrative agent and collateral agent.
10.2*	Warrant for the Purchase of Common Stock dated December 22, 2020.
10.3*	Registration Rights Agreement dated December 22, 2020, by and among the Company, the investors identified on a schedule attached thereto and certain other security holders party thereto.
10.4	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. dated December 22, 2020.

*	The exhibits and schedules to the Financing Agreement, Warrant and Registration Rights Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation 8-K. The Company will furnish copies of any such exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Daniel Khoshaba
	Name:	Daniel Khoshaba
	Title:	Chief Executive Officer

Dated: December 23, 2020

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